UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 30, 2014

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54996	42-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 283-8505 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 2.01

Completion of Acquisition or Disposition of Assets.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Acquisition of Steel Media

On October 30, 2014, Social Reality, Inc. (the “Company”) acquired 100% of the capital stock of Steel Media, a California corporation (“Steel Media”), from Richard Steel pursuant to the terms and conditions of a stock purchase agreement, dated October 30, 2014, by and among the Company, Steel Media and Mr. Steel (the “Stock Purchase Agreement”). As consideration for the purchase of Steel Media, the Company agreed to pay Mr. Steel up to $20 million, consisting of: (i) a cash payment at closing of $7.5 million; (ii) a cash payment of $2 million which is being held in escrow pursuant to the Escrow Agreement, dated October 30, 2014, by and among Wells Fargo Bank, National Association, the Company and Mr. Steel (the “Indemnity Escrow Agreement”), to satisfy certain indemnification obligations to the extent such arise under the Stock Purchase Agreement; (iii) a one year secured subordinated promissory note in the principal amount of $2.5 million (the “Note”) which is secured by 2,386,863 shares of the Company’s Class A common stock (the “Escrow Shares”); and (iv) an earnout payment of up to $8 million (the “Earnout Consideration”).

The Earnout Consideration is payable upon the attainment of certain earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets of Steel Media during the two year period following the closing, 60% of which may be satisfied in shares of the Company’s Class A common stock subject to the satisfaction of certain conditions set forth in the Stock Purchase Agreement. Further, in the event of (i) a change of control of the Company or Steel Media or (ii) Mr. Steel’s termination without “cause” or resignation for “good reason” (each as defined in the Steel Employment Agreement (as hereinafter defined)) during the two year period following the closing, the Company is obligated to pay Mr. Steel 100% of the Earnout Consideration (less any amount previously paid to Mr. Steel). To the extent the Company is prohibited from paying any Earnout Consideration in cash and Mr. Steel is prohibited from receiving same under the terms of the Subordination Agreement (as hereinafter defined) described below, Mr. Steel has the right to request that the Company pay him the prohibited cash earnout payment in shares of the Company’s Class A common stock.

The Stock Purchase Agreement contains certain customary indemnification provisions by both the Company and Mr. Steel.

The Note issued to Mr. Steel at the closing bears interest at the rate of 5% per annum and the principal and accrued interest is due and payable on October 30, 2015. The amounts due under the Note accelerate and become immediately due and payable upon the occurrence of an event of default as described in the Note. Upon an event of default under the Note, the interest rate increases to 10% per annum. The Note may be prepaid upon five days’ notice to Mr. Steel, and the Note must be prepaid upon a change of control of the Company or Steel Media. The Note is also subject to certain mandatory partial prepayments for each of the fiscal quarters ending December 31, 2014, March 31, 2015 and June 30, 2015 in an amount equal to 25% of the “Excess Cash Amount” as defined in the Note.

The obligations under the Note are subordinated to the Company’s obligations under the Financing Agreement (as hereinafter defined) pursuant to the terms of the Subordination Agreement (as hereinafter described) and are secured by the Escrow Shares. Upon an event of default under the Note, if the Escrow Shares are released to Mr. Steel all amounts due under the Note will be deemed paid and the Note will be satisfied in full provided that (i) all of the Escrow Shares (or at least 90% of the Escrow Shares, in the case of a cut-back required by the SEC as a result of limitations under SEC Rule 415, as defined in the Registration Rights Agreement described below) are subject to a then effective SEC registration statement having a customary plan of distribution for resale, (ii) the Escrow Shares are freely tradable by Mr. Steel, without restriction of any kind or nature (other than insider trading laws), and (iii) the certificates evidencing the Escrow Shares are free of any legend or other restrictive notation. If these conditions are not each satisfied at the time of release of the Escrow Shares to Mr. Steel, then the principal and interest due under the Note remains outstanding except that it will be deemed repaid from time to time, dollar for dollar, from the proceeds realized by Mr. Steel from the sale or other disposition of the Escrow Shares. The Escrow Shares are considered issued but not outstanding and Mr. Steel does not have any voting or other rights as a stockholder to the Escrow Shares during the period they are held in escrow. The Escrow Shares are being held by an escrow agent pursuant to the terms of that certain Escrow Agreement, dated October 30, 2014, by and among Mr. Steel, the Company and Lowenstein Sandler LLP, as escrow agent (the “Escrow Shares Agreement”). Subject to the terms and conditions of the Stock Purchase Agreement and the Subordination Agreement, upon a release of the Escrow Shares to Mr. Steel, Mr. Steel has the right to put the Escrow Shares to the Company at a per share price of $1.0474 (the “Put Right”).

On October, 30, 2014, in connection with the acquisition of Steel Media, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Mr. Steel pursuant to which the Company agreed to register any Earnout Shares issued to him or Escrow Shares released to him. The Company granted Mr. Steel demand registration rights over the Escrow Shares and the Earnout Shares which he may exercise 90 days after such shares are issued or released to him. In addition, Mr. Steel has the right to include any Earnout Shares issued to him or Escrow Shares released to him in registration statements for offerings by the Company as well as offerings of the Company’s Class A common stock held by third parties. The terms of the Registration Rights Agreement contain underwriter and Rule 415 cutback provisions in which the number of either Earnout Shares or Escrow Shares, or both, that the Company may include in a subsequent registration statement to be filed with the SEC will be reduced subject to certain allocation provisions as set forth in the Registration Rights Agreement. The Company agreed to pay all costs and expenses with such registration statement, other than Mr. Steel’s selling expenses. The Registration Rights Agreement contains customary indemnification provisions. Under the terms of the Registration Rights Agreement, Mr. Steel agreed to certain restrictions on the amount of Earnout Shares that may be sold by him without the Company’s consent; provided, however, that these restrictions will automatically terminate upon (i) an event of default under the Note, or (ii) the Company’s failure to fully pay the Earnout Consideration if and when due.

The foregoing description of the Stock Purchase Agreement, the Note, the Indemnity Escrow Agreement, the Escrow Shares Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full and complete terms of the Stock Purchase Agreement, the Note, the Indemnity Escrow Agreement, the Escrow Shares Agreement and the Registration Rights Agreement, which are attached to this Form 8-K as Exhibits 2.1, 10.18, 10.19, 10.20 and 10.21, respectively and incorporated herein by reference.

Financing Agreement with Victory Park Management, LLC as agent for the lenders

On October 30, 2014 (the “Financing Agreement Closing Date”), the Company entered into a financing agreement (the “Financing Agreement”) with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders and holders of notes and warrants issued thereunder (the “Agent”). The Financing Agreement provides for borrowings of up to $20 million to be evidenced by notes issued thereunder, which are secured by a first priority, perfected security interest in substantially all of the assets of the Company and its subsidiaries (including Steel Media) and a pledge of 100% of the equity interests of each domestic subsidiary of the Company pursuant to the terms of a pledge and security agreement (the “Pledge and Security Agreement”) entered into by the Company on the Financing Agreement Closing Date (which was joined by Steel Media immediately after the Company’s acquisition of Steel Media). The Financing Agreement contains covenants limiting, among other things, indebtedness, liens, transfers or sales of assets, distributions or dividends, and merger or consolidation activity. The notes (the “Financing Notes”) issued pursuant to the Financing Agreement, including the note issued to the lender thereunder in the original aggregate principal amount of $9 million on the Financing Agreement Closing Date (the “Initial Financing Note”), bear interest at a rate per annum equal to the sum of (1) cash interest at a rate of 10% per annum and (2) payment-in-kind (PIK) interest at a rate of 4% per annum for the period commencing on the Financing Agreement Closing Date and extending through the last day of the calendar month during which the Company’s financial statements for December 31, 2014 are delivered, and which PIK interest rate thereafter from time to time may be adjusted based on the ratio of the Company’s consolidated indebtedness to its earnings before interest, taxes, depreciation and amortization. If the Company achieves a reduction in the leverage ratio as described in the Financing Agreement, the PIK interest rate declines on a sliding scale from 4% to 2%. The Financing Notes issued under the Financing Agreement are scheduled to mature on October 30, 2017. Proceeds from the Initial Financing Note issued on the Financing Agreement Closing Date were used to finance, in part, the Company’s acquisition of Steel Media as described earlier in this report.

The Financing Agreement provides for subsidiaries of the Company to join the Financing Agreement from time to time as borrowers and cross guarantors thereunder. Immediately after the Company’s acquisition of Steel Media on October 30, 2014, Steel Media executed a joinder agreement under which it became a borrower under the Financing Agreement. The Company and its subsidiary, Steel Media, are cross guarantors of each other’s obligations under the Financing Agreement, all of which guaranties and obligations are secured pursuant to the terms of the Pledge and Security Agreement.

Pursuant to the Financing Agreement, the Company also issued to the lender thereunder, on the Financing Agreement Closing Date, a five year warrant to purchase 2,900,000 shares of its Class A common stock at an exercise price of $1.00 per share (the “Financing Warrant”). The warrant holder may not, however, exercise the Financing Warrant for a number of shares of Class A common stock that would cause such holder to beneficially own shares of Class A common stock in excess of 4.99% of the Company’s outstanding shares of Class A common stock following such exercise. The number of shares issuable upon exercise of the Financing Warrant and the exercise price therefor are subject to adjustment in the event of stock splits, stock dividends, recapitalizations and similar corporate events. Pursuant to the Financing Warrant, the warrant holder has the right, at any time after the earlier of April 30, 2016 and the maturity date of the Financing Notes issued pursuant to the Financing Agreement, but prior to the date that is five years after the Financing Agreement Closing Date, to exercise its put right under the terms of the Financing Warrant, pursuant to which the warrant holder may sell to the Company, and the Company will purchase from the warrant holder, all or any portion of the Financing Warrant that has not been previously exercised. In connection with any exercise of this put right, the purchase price will be equal to an amount based upon the percentage of the Financing Warrant for which the put right is being exercised, multiplied by the lesser of (A) 50% of the total revenue for the Company and its subsidiaries, on a consolidated basis, for the trailing 12- month period ending with the Company’s then-most recently completed fiscal quarter, and (B) $1,500,000.

As contemplated under the Financing Agreement, the Company also entered into a registration rights agreement on the Financing Agreement Closing Date (the “Financing Registration Rights Agreement”) with the holder of the Financing Warrant, pursuant to which the Company granted to such holder certain “piggyback” rights to register the shares of the Company’s Class A common stock issuable upon exercise of the Financing Warrant. Specifically, the holder of the Financing Warrant has the right, subject to certain allocation provisions set forth in the Financing Registration Rights Agreement, to include the shares underlying the Financing Warrant in registration statements for offerings by the Company of its Class A common stock, as well as offerings of the Company’s Class A common stock held by third parties.

As part of the arrangements under the Financing Agreement, the Agent, Mr. Steel, and the Company and Steel Media (as borrowers under the Financing Agreement) have also entered into a subordination agreement (the “Subordination Agreement”) under which Mr. Steel has agreed, subject to the terms and conditions of the Subordination Agreement, to subordinate to the lenders and holders of Financing Notes and the Financing Warrant issued under the Financing Agreement (i) certain obligations, liabilities, and indebtedness, including, without limitation, payments under the Note and payments of Earnout Consideration, owed to him by the Company and any of its subsidiaries and (ii) Mr. Steel’s right to exercise the Put Right.

The foregoing descriptions of the Financing Agreement, the Initial Financing Note, the Pledge and Security Agreement, the Financing Warrant, the Financing Registration Rights Agreement and the Subordination Agreement are not complete and are qualified in their entirety by reference to the full and complete terms of the Financing Agreement, the Initial Financing Note, the Pledge and Security Agreement, the Financing Warrant, the Financing Registration Rights Agreement and the Subordination Agreement, which are attached to this Form 8-K as Exhibits 10.23, 10.24, 10.25, 4.8 and 10.26, respectively and incorporated herein by reference.

Employment Agreements

In connection with the acquisition of Steel Media, on October 30, 2014, the Company entered into an employment agreement with each of Messrs. Steel, Chad Holsinger and Adam Bigelow. The material terms of the employment agreements with Messrs. Steel and Holsinger are described under Item 5.02 of this report and incorporated herein by reference.

On October 30, 2014, the Company entered into an employment agreement with Adam Bigelow (the “Bigelow Employment Agreement”) pursuant to which he was engaged to serve as the Company’s Senior Director, Ad Operations. The initial term of the agreement expires on October 30, 2018, subject to automatic 12 month extensions unless a non-renewal notice is received by either party at least 60 days prior to the expiration of the then current renewal term. Mr. Bigelow’s compensation includes: (i) an annual salary of $100,000, subject to increase at the discretion of the board of directors; (ii) an annual discretionary bonus, payable in cash or equity; (iii) options to purchase 25,000 shares of the Company’s Class A common stock, at an exercise price of $1.50 per share, vesting 25% on each of the first, second, third and fourth annual anniversary of the agreement; and (iv) paid time off of 15 days per calendar year, subject to accrual limitations. Mr. Bigelow is entitled to severance in an amount equal to his annual base salary payable in equal installments over a twelve month period in the event he is terminated without “cause” or resigns for “good reason” each as defined in the Bigelow Employment Agreement. The Bigelow Employment Agreement contains a customary non-solicitation and invention assignments clause and Mr. Bigelow executed separate confidentiality and arbitration agreements with the Company.

The foregoing description of the Bigelow Employment Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Bigelow Employment Agreement which is attached to this Form 8-K as Exhibit 10.29 and incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

Note

On October 30, 2014, the Company issued the Note to Mr. Steel as partial consideration for the purchase of Steel Media as described earlier in this report. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Section 4(a)(2) of that act.

Financing

On October 30, 2014, the Company issued to the original lender under the Financing Agreement the Initial Financing Note and the Financing Warrant on the Financing Agreement Closing Date. The original lender under the Financing Agreement was an accredited investor on the Financing Agreement Closing Date and the issuance of such securities was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act and Regulation D promulgated thereunder.

Private Placement

On October 30, 2014, the Company sold 4,120,500 units of its securities to 26 accredited investors in a private placement exempt from registration under the Securities Act, in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D. The units were sold at a purchase price of $1.00 per unit resulting in gross proceeds to the Company of $4,120,500. Each unit consisted of one share of the Company’s Class A common stock and one three year Class A common stock purchase warrant to purchase 0.5 shares of its Class A common stock. Each redeemable three year warrant (the “Private Placement Warrant”) entitles the holder to purchase one-half share of the Company’s Class A common stock at an exercise price of $1.50 per share. The Private Placement Warrants must be exercised in such denominations as to require the issuance of a whole number of shares. Providing that there is an effective registration statement registering the shares of the Company’s Class A common stock issuable upon exercise of the Private Placement Warrants, it has the right to redeem all or any portion of the warrants at a price of $0.001 per share of Class A common stock underlying such warrants upon 20 days’ notice at any time that the closing price of the Company’s Class A common stock equals or exceeds $3.75 per share for 20 consecutive trading days and the daily average minimum volume of its Class A common stock during those 20 trading days is at least 100,000 shares. The foregoing summary of the Private Placement Warrants does not purport to be complete and is subject to, and qualified in its entirety by, the full text of warrant which is filed as Exhibit 4.7 to this report and incorporated herein by reference.

In addition to the units sold for cash, the Company also issued T.R. Winston & Company, LLC, a broker dealer and member of FINRA (“T.R. Winston”) 800,000 units, valued at $800,000 as compensation for the firm’s investment banking services to it in connection with the acquisition of Steel Media described elsewhere in this report. The units issued to T.R. Winston were identical to the units sold in the private placement.

As a result, the Company issued an aggregate of 4,920,500 shares of its Class A common stock and Private Placement Warrants to purchase an additional 2,460,250 shares of its Class A common stock. T.R. Winston acted as placement agent for the Company in private placement offering. The Company paid the placement agent and a selling agent cash commissions totaling $344,435 and agreed to issue T.R. Winston and the selling agent three year warrants which are identical to the Private Placement Warrant to purchase 295,230 of the Company’s Class A common stock at an exercise price of $1.50 per share. The Company used $2,500,000 of the net proceeds from the offering as part of the cash consideration for the acquisition of Steel Media described elsewhere in this report and approximately $678,000 for fees in this transaction, including $580,000 to T.R. Winston as a loan origination fee for the Financing Agreement. The balance of the net proceeds will be used for general working capital.

The Company agreed to file a registration statement covering the shares underlying the Private Placement Warrants and the placement agent warrants within 90 days from the closing of the Steel Media acquisition. The Company is obligated to pay all costs associated with this registration statement, other than selling expenses of the warrant holders.

The information set forth above under Items 1.01. 2.01 and 2.03 is hereby incorporated by reference into this Item 3.02.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of director and executive officers

On October 30, 2014, in connection with the acquisition of Steel Media, Mr. Richard Steel was appointed to the Company’s board of directors and elected President of the Company, and Mr. Chad Holsinger, an employee of Steel Media, was appointed as the Company’s Chief Revenue Officer. The terms of the Stock Purchase Agreement require that the Company use its commercially reasonable efforts to cause Mr. Steel to be elected as a member of the Company’s board of directors until the later of October 30, 2016 or such time as he no longer owns any shares of the Company’s capital stock. Mr. Kristoffer Nelson, formerly the Company’s President, was appointed the Company’s Chief Operating Officer. Biographical information concerning Messrs. Steel and Holsinger is as follows:

Richard Steel. Mr. Steel, 40, founded Steel Media in 1999 and has served as its Chief Executive Officer since April 2005. He has set the strategic direction of the business and is involved in a few key accounts. Mr. Steel is a founding partner and former president of the Global Strategic Marketing Alliance and serves in a leadership role, advising the White House Business Council. He is a trade association member of the Direct Marketing Association, Mobile Marketing Association, IAB (on both the Legal Affairs and Public Policy Councils), American Marketing Association, eMarketing Association, and the Direct Marketing Club of New York. Mr. Steel also serves as the Chair of the Steel Media Charitable Giving Fund. He holds a B.A. in English from California State University at Long Beach, and has completed an executive MBA course at Harvard Business School.

Chad Holsinger. Mr. Holsinger, 42, has significant experience in global business development, business management, marketing, business strategy and team management within the digital advertising space, wireless and satellite communications industries. Since August 2010 he has served as President of Steel Media. From December 2009 until June 2010, Mr. Holsinger was Vice President U.S. Sales for Adenyo Inc., a Toronto, Ontario-based company where he successfully worked to build a U.S. presence for Adenyo through the acquisition of Movoxx LLC and ultimately the sale of Adenyo to Motrocity Inc. in April 2011. Earlier, Mr. Holsinger was recruited by Cordova Ventures to facilitate the reorganization and restructuring of Axonn, LLC where he served as Vice President Sales and Marketing from November 2006 until November 2009. During his tenure with Axonn, he successfully established product markets and value propositions, developed a global distribution strategy and defined the direction for Axonn products, as well as implementing a sales and operation planning process and hiring the appropriate supporting personnel. Axonn, LLC was successfully sold to Globalstar, Inc. in December 2009. Mr. Holsinger received a B.S. in Finance from California State University at Long Beach State.

Employment agreements

At the closing of the Steel Media acquisition, the Company entered into an employment agreements with each of Messrs. Steel and Holsinger, the material terms and conditions of each of which are described below.

Employment Agreement with Richard Steel. On October 30, 2014, the Company entered into an employment agreement with Richard Steel (the “Steel Employment Agreement”) pursuant to which he was engaged to serve as the Company’s President. The initial term of the agreement expires on October 30, 2018, subject to automatic 12 month extensions unless a non-renewal notice is received by either party at least 60 days prior to the expiration of the then current renewal term. Under the terms of the Steel Employment Agreement, Mr. Steel is to be nominated as a member of the Company’s board of directors during the term. Mr. Steel’s compensation includes: (i) an annual salary of $114,000, subject to increase at the discretion of the board of directors; (ii) a guaranteed annual cash bonus of $136,000 payable on January 31 of each year during the initial term of the agreement; (iii) an annual discretionary bonus, payable in cash or equity; (iv) options to purchase 600,000 shares of the Company’s Class A common stock, at an exercise price of $1.50 per share, vesting 50% on the third annual anniversary of the agreement and 50% on the fourth annual anniversary of the agreement; and (v) paid time off of 30 days per calendar year, subject to accrual limitations.

The Steel Employment Agreement provides that if the guaranteed annual cash bonus and the cash portion of any annual discretionary bonus would result in a reduction of the Earnout Consideration which may otherwise be payable to Mr. Steel by an amount greater than the sum of (i) the guaranteed annual cash bonus and (ii) the cash portion of the annual discretionary bonus, then the applicable portion of the guaranteed annual cash bonus and/or cash portion of the annual discretionary bonus resulting in such reduction will not be paid for the applicable period.

In the event Mr. Steel is terminated without “cause” or as a result of a non-renewal after the initial four year term or resigns for “good reason” he is entitled to, among other things, (i) an amount equal to his base salary for 18 months, plus (ii) an amount equal to the greater of (x) the most recent guaranteed annual cash bonus that would be payable to Mr. Steel, calculated on an annualized basis up to the month he is terminated, and (y) $136,000.

The Steel Employment Agreement contains a customary invention assignments clause and Mr. Steel executed separate confidentiality and arbitration agreements with the Company.

Employment Agreement with Chad Holsinger. On October 30, 2014, the Company entered into an employment agreement with Chad Holsinger (the “Holsinger Employment Agreement”) pursuant to which he was engaged to serve as the Company’s Chief Revenue Officer. The initial term of the agreement expires on October 30, 2018, subject to automatic 12 month extensions unless a non-renewal notice is received by either party at least 60 days prior to the expiration of the then current renewal term. Mr. Holsinger’s compensation includes: (i) an annual salary of $114,000, subject to increase at the discretion of the board of directors; (ii) a guaranteed annual cash bonus of $111,000 payable on January 31 of each year during the initial term of the agreement; provided, however, that in the event Steel Media does not achieve the year-one EBITDA target, then the guaranteed annual bonus will not be due Mr. Holsinger for that period; (iii) an annual discretionary bonus, payable in cash or equity; (iv) an individual incentive bonus of up to $200,000 and a team incentive bonus of up to $500,000, subject to the achievement of the achievement of certain quarterly and annual revenue and gross profit margin goals; (v) options to purchase 250,000 shares of the Company’s Class A common stock, at an exercise price of $1.50 per share, vesting 25% on each of the first, second, third and fourth annual anniversary of the agreement; and (vi) paid time off of 22 days per calendar year, subject to accrual limitations.

The agreement provides that if the guaranteed annual cash bonus and the cash portion of any annual discretionary bonus or the incentive bonus would result in a reduction of the Earnout Consideration which may otherwise be payable to Mr. Holsinger by an amount greater than the sum of (i) the guaranteed annual cash bonus and (ii) the cash portion of the annual discretionary bonus, then the applicable portion of the guaranteed annual cash bonus and/or cash portion of the annual discretionary bonus resulting in such reduction will not be paid for the applicable period by the Company but will be paid directly by Mr. Steel.

In the event Mr. Holsinger is terminated without “cause” or resigns for “good reason”, he is entitled to, among other things, (i) an amount equal to his base salary for 12 months, plus (ii) an amount equal to the greater of (x) the most recent guaranteed annual cash bonus that would be payable to Mr. Holsinger, calculated on an annualized basis up to the month he is terminated, and (y) $111,000.

The Holsinger Employment Agreement contains a customary non-solicitation and invention assignments clause and Mr. Holsinger executed separate confidentiality and arbitration agreements with the Company.

The foregoing descriptions of the Steel Employment Agreement and the Holsinger Employment Agreement are not complete and are qualified in their entirety by reference to the full and complete terms of the Steel Employment Agreement and the Holsinger Employment Agreement which are attached to this Form 8-K as Exhibits 10.27 and 10.28 and incorporated herein by reference.

Director indemnification agreements

At the closing of the Steel Media acquisition, the Company entered into an indemnification agreement (the “Steel Indemnification Agreement”) with Mr. Steel pursuant to which the Company agreed to indemnify him (in excess of statutory indemnification) and provide for advancement of expenses in connection with any action brought, or threatened to be brought, against him in connection with his service or in his capacity as a director and officer of the Company or its subsidiaries. The Company expects to enter into similar agreements with the Company’s other directors in the near future. The foregoing description of the Steel Indemnification Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Steel Indemnification Agreement which is attached to this Form 8-K as Exhibit 10.30 and incorporated herein by reference.

The information set forth above under Items 1.01. 2.01 and 2.03 is hereby incorporated by reference into this Item 5.02.

Item 9.01

Exhibits.

(a)

Financial statements of business acquired.

The audited financial statements of Steel Media at December 31, 2013 and 2012 and for the years then ended will be filed under an amendment to this report within the time period specified by the rules and regulations of the Securities and Exchange Commission.

(b)

Pro forma financial information.

The unaudited pro forma financial statements giving effect to the acquisition of Steel Media will be filed under an amendment to this report within the time period specified by the rules and regulations of the Securities and Exchange Commission.

(d)

Exhibits.

No.	Description
2.1	Stock Purchase Agreement, dated October 30, 2014, by and among Richard Steel, Steel Media and Social Reality, Inc. **
4.7	Form of Class A common stock purchase warrant issued October 30, 2014
4.8	Warrant to Purchase Class A Common Stock issued October 30, 2014
10.18	Secured subordinated promissory note in the principal amount of $2,500,000, dated October 30, 2014, issued by Social Reality, Inc. to Richard Steel
10.19	Escrow Agreement, dated October 30, 2014, by and among Social Reality, Inc., Richard Steel and Wells Fargo Bank, National Association, as escrow agent.
10.20	Escrow Agreement, dated October 30, 2014, by and among Social Reality, Inc., Richard Steel and Lowenstein Sandler LLP, as escrow agent
10.21	Registration Rights Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Richard Steel
10.22	Subordination Agreement, dated October 30, 2014, by and among Social Reality, Inc., Richard Steel and Victory Park Management, LLC
10.23	Financing Agreement, dated as of October 30, 2014, by and among Social Reality, Inc., the Guarantors, the Lenders and Victory Park Management, LLC as Agent
10.24	Senior Secured Term Note, dated October 30, 2014, in the principal amount of $9,000,000 issued to the original lender under the Financing Agreement
10.25	Pledge and Security Agreement, dated October 30, 2014 by and among Social Reality, Inc., Steel Media and Victory Park Management, LLC
10.26	Registration Rights Agreement, dated October 30, 2014, by and among Social Reality, Inc. and the lenders listed on the schedule of Buyers thereto
10.27	Employment Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Richard Steel
10.28	Employment Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Chad Holsinger
10.29	Employment Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Adam Bigelow
10.30	Indemnification Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Richard Steel
**	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Social Reality, Inc. agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: November 4, 2014	By:	/s/ Chris Miglino
Chris Miglino, Chief Executive Officer

Exhibit Index

No.	Description
2.1	Stock Purchase Agreement, dated October 30, 2014, by and among Richard Steel, Steel Media and Social Reality, Inc. **
4.7	Form of Class A common stock purchase warrant issued October 30, 2014
4.8	Warrant to Purchase Class A Common Stock issued October 30, 2014
10.18	Secured subordinated promissory note in the principal amount of $2,500,000, dated October 30, 2014, issued by Social Reality, Inc. to Richard Steel
10.19	Escrow Agreement, dated October 30, 2014, by and among Social Reality, Inc., Richard Steel and Wells Fargo Bank, National Association, as escrow agent.
10.20	Escrow Agreement, dated October 30, 2014, by and among Social Reality, Inc., Richard Steel and Lowenstein Sandler LLP, as escrow agent
10.21	Registration Rights Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Richard Steel
10.22	Subordination Agreement, dated October 30, 2014, by and among Social Reality, Inc., Richard Steel and Victory Park Management, LLC
10.23	Financing Agreement, dated as of October 30, 2014, by and among Social Reality, Inc., the Guarantors, the Lenders and Victory Park Management, LLC as Agent
10.24	Senior Secured Term Note, dated October 30, 2014, in the principal amount of $9,000,000 issued to the original lender under the Financing Agreement
10.25	Pledge and Security Agreement, dated October 30, 2014 by and among Social Reality, Inc., Steel Media and Victory Park Management, LLC
10.26	Registration Rights Agreement, dated October 30, 2014, by and among Social Reality, Inc. and the lenders listed on the schedule of Buyers thereto
10.27	Employment Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Richard Steel
10.28	Employment Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Chad Holsinger
10.29	Employment Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Adam Bigelow
10.30	Indemnification Agreement, dated October 30, 2014, by and between Social Reality, Inc. and Richard Steel
**	Exhibits and schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. Social Reality, Inc. agrees to furnish a supplemental copy of an omitted exhibit or schedule to the SEC upon request.